Registration No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ---------------------

                                   FORM S-8
                                AMENDMENT NO. 1

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        National Technical Systems, Inc.
            (Exact name of registrant as specified in its charter)


        California                                       95-4134955
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                        Identification No.)


             24007 Ventura Boulevard, Calabasas, California 91302
                    (Address of principal executive offices)


                            1994 Stock Option Plan
                           (Full title of the plan)

                                 Lloyd Blonder
                           Senior Vice President and
                            Chief Financial Officer
                       National Technical Systems, Inc.
                            24007 Ventura Boulevard
                            Calabasas, California  91302
                    (Name and address of agent for service)


                                 (818) 591-0776
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


                               Proposed          Proposed
  Title of                      maximum           maximum          Amount of
securities to  Amount to be  offering price       aggregate       registration
be registered   registered    per share(1)    offering price(1)        fee
--------------------------------------------------------------------------------
Common Stock,    800,000         $5.69            $4,552,000        $1,342.84
$.01 par value   shares

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices reported on the NASDAQ National Market System on November 20, 1998.


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                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                            INTRODUCTORY STATEMENT

            The purpose of this Amendment No. 1 is to register a total of 800,000 additional shares of the Registrant's Common Stock, $.01 par value, to the 700,000 shares originally registered under the Registration Statement. The total number of shares of Common Stock available to be issued pursuant to the options granted and exercised under the 1994 Stock Option Plan is now 1,500,000.

            The Registrant hereby incorporates by reference the information contained in the Registration Statement on Form S-8 (File No. 333-04905), as amended hereby.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration
Statement:

            (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

            (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1998 and July 31, 1998.

            (c) The Registrant's Registration Statement on Form S-8 (Registration No. 33-48211), which includes a description of the Registrant's Common Stock, $.01 par value.

            (d) The Registrant's current Reports on Form 8-K dated May 8, 1998 and November 4, 1998.

            (e) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.









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                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment No. 1 on Form S-8 and has duly caused this Registration Statement Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California on November 23, 1998.

                                   NATIONAL TECHNICAL SYSTEMS, INC.


                                   By:  /s/ Jack Lin
                                        ------------------------
                                        Jack Lin, President


                               POWER OF ATTORNEY

          We, the undersigned officers and directors of National Technical Systems, Inc., hereby severally constitute and appoint Jack Lin and Aaron Cohen, and each of them singly, our true and lawful attorney, with full power to them, to sign for us in our names in the capacities indicated below, this Registration Statement Amendment No. 1 and any and all post-effective amendments to this Registration Statement Amendment No. 1, and generally to do all things in our name and on our behalf in such capacities to enable National Technical Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement Amendment No. 1 and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment No. 1 has been signed by the following persons in the capacities and on the dates stated.

Signature                  Title                  Date

                           President,
/s/ Jack Lin               (Principal Executive   November 23, 1998
-----------------------    Officer)
Jack Lin












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                                  Executive
/s/ Arthur Edelstein              Vice-President,     November 23, 1998
------------------------------    and Director
Arthur Edelstein



/s/Lloyd Blonder                  Senior              November 23, 1998
------------------------------    Vice-President
Lloyd Blonder                     and Treasurer
                                  (Principal Financial
                                  and Accounting
                                  Officer)



/s/ William L. Traw               Group               November 23, 1998
------------------------------    Vice-President and
William L. Traw                   Director



/s/ Richard D. Short              Group               November 23, 1998
------------------------------    Vice-President and
Richard D. Short                  Director



/s/ William McGinnis              Group               November 23, 1998
------------------------------    Vice-President and
William McGinnis                  Director



/s/ Aloysius Casey                Chairman            November 23, 1998
------------------------------    of the Board
Aloysius Casey


/s/ Aaron Cohen                   Vice Chairman       November 23, 1998
------------------------------    of the Board
Aaron Cohen                       and Senior Executive
                                  Vice President










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/s/ Harry Derbyshire              Director            November 23, 1998
------------------------------
Harry Derbyshire



/s/ Robert I. Lin                 Director            November 23, 1998
------------------------------
Robert I. Lin



/s/ Ralph F. Clements             Director            November 23, 1998
------------------------------
Ralph F. Clements



/s/ Stanley Schoen                Director            November 23, 1998
------------------------------
Stanley Schoen






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                                 EXHIBIT INDEX

Exhibit                                                           Sequential
Number                         Description                        Page
                                                                  Number
--------------------------------------------------------------------------------
   4.1 Articles of Incorporation of the Registrant (Incorporated herein by reference to Exhibit 3(i) to the Registrant's
          Annual Report on Form 10-K for the fiscal year ended
          January 31, 1997 (No. 33-66795), as filed with the
          Commission on March 21, 1994).

   4.2 By-laws of the Registrant (Incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on
          Form 10-K for the fiscal year ended January 31, 1997
          (No. 33-66795), as filed with the Commission on March
          21, 1994).

   4.3    National Technical System, Inc. 1994 Stock Option Plan
          (Incorporated herein by reference to Appendix B to the Registrant's Proxy Statement for Annual Meeting of June
          30, 1994).

   5.1    Opinion of Sheppard, Mullin, Richter & Hampton LLP,
          Counsel to Registrant, as to the legality of the shares
          being registered under this Registration Statement.                7

   23.1   Consent of Sheppard, Mullin, Richter & Hampton LLP,
          (included in its opinion filed as Exhibit 5.1).                    8

   23.2   Consent of Ernst & Young, LLP.                                     9

   24.1   Power of Attorney (included on the signature pages hereof).











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                                                                     EXHIBIT 5.1

                              November 23, 1998



Board of Directors
National Technical Systems, Inc.
24007 Ventura Boulevard
Calabasas, California 91302

          Re: Registration Statement Amendment No. 1 on Form S-8 for National Technical System, Inc.'s 1994 Stock Option Plan

Dear Sirs:

          Please refer to the Registration Statement Amendment No. 1 on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission by National Technical Systems, Inc. (the "Corporation") relating to shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), offered for sale pursuant to the 1994 Employee Stock Option Plan (the "Plan").

          In connection with the furnishing of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Corporation and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below.

          In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of all such latter documents.

          Based upon the foregoing, we are of the opinion that:






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          1. The Corporation has been duly organized and is validly existing under the laws of the State of California.

          2. The Plan has been duly adopted by the Board of Directors of the Corporation and approved by the shareholders of the Corporation.

          3. The shares of Common Stock of the Corporation to which the Registration Statement relates have been duly authorized and reserved for issuance pursuant to the Plan and, when issued and sold pursuant to the Plan, will be legally issued, fully paid and non-assessable.

          Our opinions expressed above are limited to the California General Corporation Law. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders thereunder, which are currently in effect.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement Amendment No. 1 and to the references to our name included in or made part of the Registration Statement Amendment No. 1. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the rules thereunder.

                               Very truly yours,



                     /s/ Sheppard, Mullin, Richter & Hampton LLP









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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-04905) pertaining to the National Technical Systems, Inc. 1994 Stock Option Plan in the related Prospectus of our report dated April 10, 1998, with respect to the consolidated financial statements of National Technical Systems, Inc. included in the Annual Report on Form 10-K for the year ended January 31, 1998.

/s/ ERNST & YOUNG LLP

Woodland Hills, California
November 20, 1998








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